Cardlytics Announces Successful Resolution of SRS Dispute and Preliminary Fourth Quarter 2023 Results
Expects Preliminary Results to Allow Extension of Credit Facility Maturity Date to April 2025
ATLANTA, Jan. 29, 2024 (GLOBE NEWSWIRE) -- Cardlytics, Inc. (NASDAQ: CDLX), an advertising platform in banks’ digital channels, today announced that it entered into a settlement agreement with Shareholder Representative Services LLC, or SRS, successfully resolving all disputes between the parties related to the Bridg merger agreement and the earnout payments, and further reported preliminary financial results for the fourth quarter ended December 31, 2023. With the preliminary financial results, Cardlytics expects to achieve positive adjusted EBITDA for full year 2023, which would allow it to extend the maturity date of its credit facility until April 2025 pursuant to the terms of its credit facility agreement.
SRS Settlement
On January 25, 2024, Cardlytics entered into a settlement agreement with SRS, the entity representing the former shareholders of Bridg. The settlement agreement resolved all disputes between the parties related to the Bridg merger agreement, including the disputes related to the first anniversary earnout payment and the second anniversary earnout payment.
In connection with the settlement agreement, Cardlytics agreed to pay SRS $25 million in cash and issue SRS 3.6 million shares of Cardlytics common stock. For the cash payment, Cardlytics has agreed to pay $20 million in January 2024, $3 million in January 2025, and $2 million in June 2025. All shares of Cardlytics stock will be issued in February 2024. Per the terms of the settlement agreement, Cardlytics does not have to make any additional payments in connection with its previous withholding from the first anniversary earnout payment that was the subject of a court proceeding in Delaware.
"I am delighted to resolve this significant issue that has greatly impacted Cardlytics for the last year and a half,” said Cardlytics CEO Karim Temsamani. “All matters with SRS, including our withholding from the first anniversary earnout payment as well as the second anniversary earnout dispute, were settled for less than $46 million in total value based on our stock price at market close on Friday. This is a very positive result for the Company and our shareholders, and we are looking forward to focusing solely on the business moving forward.”
Fourth Quarter 2023 Preliminary Results
Additionally, Cardlytics today announced preliminary and unaudited financial results for the fourth quarter ended December 31, 2023. Cardlytics anticipates billings, revenue, adjusted contribution and adjusted EBITDA to be in the following ranges (in millions):

	Q4 2023 Previously Reported Guidance	Q4 2023 Preliminary Results(1)
Billings	$122.0 - $133.0	$131.0 - $133.0
Revenue	$82.0 - $90.0	$89.0 - $90.0
Adjusted contribution	$44.0 - $50.0	$47.0 - $48.0
Adjusted EBITDA	$4.0 - $8.0	$9.5 - $10.5
(1) Q4 2023 preliminary results include approximately $2 million in one-time revenue-related benefits.
“I am pleased that we expect to meet or exceed our previous guidance,” said Cardlytics CFO Alexis DeSieno. “Our focus on cost discipline and efficiency is paying off, and our fourth-quarter performance continues to prove that we can achieve sustained profitability. Our preliminary Q4 2023 results also imply positive adjusted EBITDA for 2023. Once finalized, this positive adjusted EBITDA result for 2023 will allow us to extend the maturity date of our credit facility to April 2025 pursuant to the terms of the credit facility agreement, giving us additional flexibility.”

Financial Disclosure Advisory
The foregoing expected results are preliminary, unaudited and subject to change based on the completion of Cardlytics’ quarter-end review process and the completion of the audit for the year ended December 31, 2023. These preliminary results include calculations or figures that have been prepared internally by management and have not been reviewed or audited by Cardlytics’ auditors.
A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Preliminary GAAP Revenue to Billings." A reconciliation of adjusted contribution to GAAP gross profit and a reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the items excluded from this non-GAAP measure.
Reconciliation of Forecasted GAAP Revenue to Billings

Q4 2023 Preliminary Results (amounts in millions)
Revenue	$89.0 - $90.0
Plus:
Consumer Incentives	$42.0 - $43.0
Billings	$131.0 - $133.0
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Menlo Park, New York, Los Angeles, and London. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to forward-looking statements related to our payments in connection with the settlement agreement with SRS, our preliminary results for the quarter ended December 31, 2023, our expected adjusted EBITDA results for full year 2023, and the extension of the maturity date of our credit facility. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 8, 2023 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Measures
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance in this press release: billings, adjusted contribution, and adjusted EBITDA.
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented billings, adjusted contribution, and adjusted EBITDA as non-GAAP financial measures in this press release. Billings represents the gross amount billed to customers and marketers for advertising campaigns in order to generate revenue. Cardlytics platform billings is recognized gross of both Consumer Incentives and Partner Share. Cardlytics platform GAAP revenue is recognized net of Consumer Incentives and gross of Partner Share. Bridg platform billings is the same as Bridg platform GAAP revenue. We define adjusted contribution as a measure by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted contribution demonstrates how incremental marketing spend on our platforms generates incremental amounts to support our sales and marketing, research and development, delivery costs, general and administration, and other investments. Adjusted contribution is calculated by taking our total revenue less our Partner Share and other third-party costs. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, delivery costs, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net loss before income taxes; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency gain (loss); acquisition and integration cost (benefit); loss (gain) in fair value of contingent consideration; goodwill impairment and restructuring and reduction of force. Notably, any impacts related to minimum Partner Share commitments in connection with agreements with certain partners are not added back to net income in order to calculate adjusted EBITDA and adjusted contribution.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.

Contacts:
Public Relations:
Robert Robinson
pr@cardlytics.com

Investor Relations:
Robert Robinson
ir@cardlytics.com